UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
(Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934)
Date of Report (Date of earliest event reported): July 28, 2009
PHOENIX TECHNOLOGIES LTD.
(Exact name of registrant as specified in charter)

Delaware	0-17111	04-2685985

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 Murphy Ranch Road, Milpitas, California	95035

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 570-1000
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 2.02 Results of Operations and Financial Condition
On July 29, 2009, Phoenix Technologies Ltd. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2009. A copy of the press release is furnished as Exhibit 99.1 to this report.
The press release contains non-GAAP calculations of net income (loss) and net income (loss) per share that exclude (i) non-cash equity-based compensation in accordance with SFAS 123(R); (ii) restructuring costs; (iii) amortization of intangible assets; and (iv) impairment charges associated with goodwill and other long-lived intangible assets in accordance with SFAS 142 and 144, respectively. The Company’s management believes these non-GAAP financial measures provide meaningful supplemental information to investors, as well as management, that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. Equity-based compensation and restructuring costs are excluded from non-GAAP financial results since they may not be considered directly related to our on-going business operations. Amortization of intangible assets is excluded from non-GAAP financial results since it generally cannot be changed by management after an acquisition of such assets has occurred. Impairment charges associated with goodwill and other long-lived intangible assets are excluded from non-GAAP financial results since management believes these charges are not directly related to the underlying performance of the Company’s core business operations and eliminating these will assist investors to compare current versus past operational performance. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within the attached press release with their most directly comparable GAAP financial results.
ITEM 2.05 Costs Associated with Exit or Disposal Activities.
On July 28, 2009, the management of Phoenix Technologies Ltd. (the “Company”) approved the closure of the Company’s facility in Shanghai, China in order to consolidate development activities in the Company’s other locations. The Company expects to record a restructuring charge in the aggregate amount of approximately $0.3 million in the fourth quarter of fiscal year 2009, all of which represents cash expenditures. It is estimated that the actions under this restructuring plan will be completed within the next eight weeks.
The actions under this restructuring will involve terminating or relocating approximately 34 employees and vacating the Shanghai facility. The estimated restructuring charges will consist of approximately (i) $200,000 related to severance and relocation costs; (ii) $60,000 related to surrendering the Shanghai facility pursuant to the terms of the lease; and (iii) $40,000 of other exit costs.
ITEM 9.01 Financial Statements and Exhibits
(d)	Exhibits.
99.1	Phoenix Technologies Ltd. Press Release dated July 29, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2009	Phoenix Technologies Ltd.
/s/ Timothy C. Chu
Timothy C. Chu
Vice President, General Counsel and Secretary